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                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    /X/  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                   HEMAGEN DIAGNOSTICS, INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
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HEMAGEN-REGISTERED TRADEMARK-

Dear Fellow Hemagen Shareholder:

    You may be receiving consent solicitation material sent by Jerry L. Ruyan, William P. Hales, Thomas A. Donelan and Christopher P. Hendy (collectively, the "Redwood Group"). YOUR BOARD OF DIRECTORS HAS DETERMINED THAT THE ACTIONS PROPOSED BY THE REDWOOD GROUP ARE NOT IN THE BEST INTERESTS OF SHAREHOLDERS AND STRONGLY URGES YOU NOT TO SIGN ANY WHITE CONSENT CARD SENT TO YOU BY THE REDWOOD GROUP OR THEIR AGENTS.

            WE BELIEVE THE REDWOOD GROUP ARE OPPORTUNISTS TRYING TO
                  STEAL CONTROL OF THE COMPANY AWAY FROM YOU!

    On June 25, 1999, representatives of the Redwood Group informed Hemagen that they planned to seek consents for the replacement of the current directors and replace them with their own nominees, including Messrs. Ruyan, Hales, Donelan and Hendy. This would turn complete control of the company over to the Redwood Group.

                      REDWOOD WANTS CONTROL OF THE COMPANY
                             WITHOUT PAYING FOR IT!

           WHY DON'T THEY PROPOSE A CASH TENDER OFFER THAT THE BOARD
                           COULD SERIOUSLY CONSIDER?

    In addition to replacing the current Board, The Redwood Group wants your permission to grant themselves stock options to purchase a total of 15% of Hemagen's common stock, on a fully diluted basis. That's more than 1.7 million shares!! We believe that granting these options will only serve to diminish your proportionate share ownership of Hemagen.

                     DON'T BE FOOLED BY THE REDWOOD GROUP!

    Your Board of Directors is in the process of preparing a formal response to the Redwood Group to be mailed to you as soon as possible. IN THE MEANTIME, YOUR BOARD STRONGLY RECOMMENDS THAT YOU TAKE NO ACTION WITH RESPECT TO THE REDWOOD SOLICITATION MATERIAL AND NOT SIGN THE WHITE CONSENT CARD.

    If you have any questions or require assistance, please call MacKenzie Partners, Inc. at (800) 322-2885.

    Thank you for your support.

                                          Sincerely,

                                          /s/ Carl Franzblau
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                                          Carl Franzblau
                                          PRESIDENT, CHIEF EXECUTIVE OFFICER AND
                                            CHAIRMAN OF THE BOARD